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                                                    EXHIBIT 23.1




























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CONSENT OF INDEPENDENT AUDITORS
- --------------------------------------------------------


The Board of Directors
Harman International Industries, Incorporated:


We consent to incorporation by reference in the Registration Statement Nos. 33-20559, 33-28973, 33-36388, 33-60234, 33-60236, 33-59605 and
333-02917 on Form S-8 of Harman International Industries, Incorporated of our report dated August 15, 1996, relating to the consolidated balance sheets of Harman International Industries, Incorporated and subsidiaries as of June 30, 1996 and 1995, and the related consolidated statements of operations, cash flows and shareholders' equity and related schedule for each of the years in the three year period ended June 30, 1996, which report appears in the June 30, 1996 annual report on Form 10-K of Harman International Industries, Incorporated.


				/s/ KPMG Peat Marwick LLP


Los Angeles, California
September 13, 1996












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